Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of July 12, 2005 (the “Effective Date”), by and among HELMERICH & PAYNE INTERNATIONAL DRILLING CO., a Delaware corporation (the “Borrower”), HELMERICH & PAYNE, INC., a Delaware corporation (the “Parent”), and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, as Lender (in such capacity, the “Lender”) and as Administrative Agent (in such capacity, the “Administrative Agent”), with reference to the following:

RECITALS

     A. The Borrower, the Parent, the Lender and the Administrative Agent are parties to that certain Credit Agreement dated July 16, 2002, as amended by (i) that certain First Amendment to Credit Agreement dated July 15, 2003, (ii) that certain Second Amendment to Credit Agreement dated May 4, 2004, and (iii) that certain Third Amendment to Credit Agreement dated as of July 13, 2004 (the Credit Agreement, as amended by the First, Second and Third Amendments thereto, is hereinafter referred to as the “Credit Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Credit Agreement, and the rules of construction set forth in the Credit Agreement shall also govern the construction and interpretation of this Amendment.

     B. Pursuant to the Credit Agreement, the Lender established the Facility in favor of the Borrower.

     C. The Borrower has requested that the Lender (i) extend the Revolving Commitment Termination Date from July 12, 2005, to July 11, 2006, and (ii) extend the Facility Maturity Date from June 30, 2007, to June 30, 2008.

     D. The Lender has agreed to the foregoing requests, subject to the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby amend the Credit Agreement as follows:

     1. EXTENSION OF THE FACILITY. As of the Effective Date:

          (i) the Revolving Commitment Termination Date is extended from July 12, 2005, to July 11, 2006, and the definition of “Revolving Commitment Termination Date” appearing in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

               “Revolving Commitment Termination Date” means July 11, 2006, or such later date to which the Revolving Commitment Termination Date may be extended from time to time pursuant to Section 2.5(c).

          (ii) the Facility Maturity Date is extended from June 30, 2007, to June 30, 2008, and the definition of “Facility Maturity Date” appearing in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

               “Facility Maturity Date” means June 30, 2008, or such later date to which the Facility Maturity Date may be extended from time to time pursuant to Section 2.5(c).

     2. WAIVER. For as long as the Credit Parties maintain in the Investment Portfolio, free and clear of any and all Liens, liquid assets (i.e., cash, cash equivalents and Marketable Securities) having a fair market value, calculated on a pre-tax basis, of not less than $100,000,000, the Lender and the Administrative Agent hereby waive the Borrower’s compliance with the requirements of Section 7.1(c) of the Credit Agreement (relating to delivery of compliance certificates); provided, however, that the Lender reserves the right to require the Borrower to submit compliance certificates, each in substantially the form of Exhibit “G” to the Credit Agreement, upon request by the Lender (such requests by the Lender shall not be made, however, more frequently than semi-annually).

     3. CONDITIONS PRECEDENT. The modifications to the Credit Agreement set forth in this Amendment shall be effective from and after the Effective Date, but only when each of the following conditions precedent shall have been satisfied:

     A. Execution of Documents. This Amendment and such other documents or instruments as may be contemplated by this Amendment or as may be reasonably necessary to effectuate the intent and purposes of this Amendment shall have been duly and validly authorized and executed by the parties thereto and delivered to the Administrative Agent, all in form and substance satisfactory to the Lender.

     B. No Defaults. There shall not have occurred or be continuing any Default or Event of Default.

     C. Legal Matters. All legal matters incident to this Amendment and the transactions contemplated hereby shall be satisfactory to the Administrative Agent and the Lender.

     4. REPRESENTATIONS AND WARRANTIES. The Borrower and the Parent confirm that, to the best of their knowledge, all representations and warranties made by each of the Borrower and the Parent for themselves or on behalf of a Credit Party in Article VI of the Credit Agreement are and will be true and correct in all material respects on the Effective Date (with the dates appearing in the first sentence of Section 6.5 thereof being changed to read September 30, 2002, September 30, 2003, September 30, 2004, and March 31, 2005, respectively, and the date appearing in the final sentence of Section 6.5 thereof being changed to read September 30, 2004), except that:

          (i) the representations and warranties set forth in Sections 2.6(a), 6.12(ii), 6.14 and 7.6, respectively, of the Credit Agreement are subject to the matters set forth in Schedules 2.6(a), 6.12(ii), 6.14 and 7.6, respectively, attached hereto;

          (ii) the representation and warranty set forth in the final sentence of Section 6.5 of the Credit Agreement, as updated hereby (with respect to the audited financial statements of the Borrower as of September 30, 2004), are subject to the matters set forth in Schedule 6.5 attached hereto; and

          (iii) all of the representations and warranties set forth in the Credit Agreement are subject to the fact that the spin-off of Cimarex Energy Co. and related entities was consummated on September 30, 2002.

As used in this Paragraph 4, the phrase “to the best of their knowledge” means the current, actual personal knowledge of the Executive Officers of the Borrower and the Parent, without any undertaking by any of such Executive Officers to conduct any inquiry for purposes of this Amendment.

     5. GENERAL.

     A. Effect of Amendment. The terms of this Amendment shall be incorporated into and form a part of the Credit Agreement. Except as amended, modified and supplemented by this Amendment, the Credit Agreement shall continue in full force and effect in accordance with its original stated terms, all of which are hereby reaffirmed in every respect as of the date hereof. In the event of any irreconcilable inconsistency between the terms of this Amendment and the terms of the Credit Agreement or any other Credit Document, the terms of this Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Amendment. All references to the “Credit Agreement” appearing in any of the Credit Documents shall hereafter be deemed references to the Credit Agreement as amended, modified and supplemented by this Amendment. The Borrower and the Parent each hereby reaffirm all Credit Documents to which it is a party, and acknowledge that such Credit Documents will continue in full force and effect, unabated and uninterrupted, and will remain its valid and binding obligations, enforceable in accordance with their terms.

     B. Schedules. Schedules 2.6(a), 6.12(ii), 6.14 and 7.6 attached hereto are hereby substituted for the corresponding schedules to the Credit Agreement, and Schedule 6.5 attached hereto is hereby added to the Credit Agreement insofar as the matters set forth therein relate to events occurring subsequent to September 30, 2004.

     C. No Course of Dealing. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Lender’s part to grant other or future extensions or modifications, should any be requested.

     D. Descriptive Headings. The descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not be used in the construction of the content of this Amendment.

     E. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma.

     F. Reimbursement of Expenses. The Borrower and the Parent agree, jointly and severally, to pay the reasonable fees and out-of-pocket expenses of Crowe & Dunlevy, counsel to the Administrative Agent, incurred in connection with the preparation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

     G. Counterpart Execution. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof and all of which shall be but one and the same original instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written, effective as of the Effective Date.

BORROWER:	HELMERICH & PAYNE INTERNATIONAL DRILLING CO.,
a Delaware corporation

By:

Name: Douglas E. Fears
Title: Vice President

PARENT:	HELMERICH & PAYNE, INC.,
a Delaware corporation

By:

Name: Douglas E. Fears
Title: Vice President

ADMINISTRATIVE AGENT:	BANK OF OKLAHOMA, NATIONAL ASSOCIATION

By:

Name:

Title:

LENDER:	BANK OF OKLAHOMA, NATIONAL ASSOCIATION

By:

Name:

Title:

Revolving Commitment: $50,000,000

List of Additional and Replacement Schedules

Schedule 2.6(a)	-	Existing Letters of Credit
Schedule 6.5	-	Subsequent Events
Schedule 6.12(ii)	-	ERISA Matters
Schedule 6.14	-	Subsidiaries
Schedule 7.6	-	Insurance

SCHEDULE 2.6(a)

EXISTING LETTERS OF CREDIT

Letters of Credit:

BOK00SDF06739
Amount:	$13,250,000.00
Expiry:	03/09/06
Beneficiary:	National Union Fire (AIG)

BOK04SDF02122
Amount:	$494,915.00
Expiry:	10/04/2005
Beneficiary:	National Union Fire (AIG)

BOK00SIF05082
Amount:	$100,000.00
Expiry:	06/01/06
Beneficiary:	Banco Bisa Lapaz Bolivia

SCHEDULE 6.5

SUBSEQUENT EVENTS

1.	Sale of approximately $63 million of stock from Borrower’s investment portfolio during the fourth quarter of fiscal 2004 and the first quarter of fiscal 2005.

2.	FAS 121 Impairment charge of $51.5 million in the fourth quarter of fiscal 2004.

3.	For fiscal year 2004 through the second quarter of 2005, the Parent recorded approximately $4 million in exchange losses resulting from Venezuelan operations.

SCHEDULE 6.12(ii)

ERISA Matters

As of September 30, 2004, Helmerich & Payne, Inc. Employees Retirement Plan benefit obligations totaled $82,222,000 and the value of plan assets totaled $56,650,000.

SCHEDULE 6.14

SUBSIDIARIES

Other Wholly-Owned Subsidiary of Parent
White Eagle Assurance Company1

Wholly-Owned Subsidiaries of Borrower
Helmerich & Payne Properties, Inc.2
The Space Center, Inc.2
Utica Square Shopping Center, Inc.2

Wholly-Owned Subsidiary of Utica Square Shopping Center, Inc.
Fishercorp, Inc.2

Helmerich & Payne (Africa) Drilling Co.3
Helmerich & Payne (Colombia) Drilling Co.2
Helmerich & Payne (Gabon) Drilling Co.3
Helmerich & Payne (Argentina) Drilling Co.2
Helmerich & Payne (Boulder) Drilling Co.2

Subsidiary of Helmerich & Payne (Boulder) Drilling Co.
Helmerich and Payne Mexico Drilling, S. de R.L. de C.V.4

Helmerich & Payne (Australia) Drilling Co.2
Helmerich & Payne del Ecuador, Inc.2
Helmerich & Payne de Venezuela, C.A.5
Helmerich & Payne Rasco, Inc.2
H&P Finco3
H&P Invest Ltd.3

1Incorporated in Vermont
2Incorporated in Oklahoma
3Incorporated in Cayman Islands, British West Indies
4Incorporated in Mexico
5Incorporated in Venezuela

Schedule 7.6
Insurance

Policy	Policy Number	Coverage	Limits of Liability	Carrier
09/30/04-05	80-0266769	Foreign General/Auto Liability	GL: $4,000,000 Master Control Limit $2,000,000 General Aggregate Including Products and Completed Ops/$1,000,000 Per Occurrence & Personal Injury, $25,000 Medical Auto: $1,000,000	AIG

09/30/04-05	83-48327	Foreign Workers Compensation	WC — Statutory Employers’ Liability: $1,000,000 Each Employee/Accident for Disease $1,000,000 Per Occurrence $100,000 Excess Repatriation	AIG

09/30/04-05	MT-2103	Rig Physical Damage Contingent OEE Excess Liability Cargo	1) As per scheduled values — $30,000,000 Equipment 2) $25,000,000 3) $100,000,000 Each Accident 4) $25,000,000 Any one conveyance any one location	Lloyd’s Underwriters (Various)

09/30/04-05	MT-2203	Excess Liability	$50,000,000 Each Accident $50,000,000 Products Liability and Completed Operations/Aggregate	Lloyd’s Underwriters (Various)

09/30/04-05	MT2403	Liability – Repsol	$5,000,000	Mapfre La Seguridad

09/30/04-05	DF130604	Political Risk	$25,000,000	London

09/30/04-05	9020086	Political Risk	$50,000,000 excess of $25,000,000	Zurich

09/30/04-05	CA 720-29-34	Auto – All Other States	$2,000,000 Each Accident	American Home Assurance Co.

09/30/04-05	CA 720-29-33	Auto – TX	$2,000,000 Each Accident	American Home Assurance Co.

09/30/04-05	GL 544-10-81 RA	General Liability	$5,000,000 General Aggregate
$2,000,000 Products Completed Operations/Aggregate
$2,000,000 Personal & Advertising Injury
$2,000,000 Each Occurrence
$250,000 Fire Damage
$5,000 Medical Expenses
			Defense costs within policy limits	American Home Assurance Co.

09/30/04-05	WC7205801	Workers Compensation-CA	$2,000,000 Each Accident $2,000,000 Bodily Injury by Disease – Policy Limit $2,000,000 Bodily Injury by Disease – Each Employee	American Home Assurance Co.

09/30/04-05	WC7205878	Workers Compensation-All Other States	$2,000,000 Each Accident $2,000,000 Bodily Injury by Disease – Policy Limit $2,000,000 Bodily Injury by Disease – Each Employee	New Hampshire Insurance Co.

MARSH INC.	Page 1

Schedule 7.6
Insurance

Policy	Policy Number	Coverage	Limits of Liability	Carrier
09/30/04-05	BE 2978218	Commercial Umbrella	$25,000,000 Each Occurrence $25,000,000 General Aggregate $25,000,000 Products-Completed Operations Aggregate	National Union Fire Insurance Company

06/22/05-06	MC2-191-417208-025	Property	Values as per schedule on file	Liberty Mutual

03/20/05-06	GM 5393065 12	Aircraft Hull/Liability	$100,000,000 CSL per occurrence	National Union Fire Insurance Company of Pittsburgh, PA

06/13/05-06	4920902	Directors & Officers	$25,000,000	National Union Fire Insurance Company

06/13/05-06	4920969	Employee Benefit Plan Fiduciary Liability	$25,000,000	Naitonal Union Fire Insurance Company

06/13/05-06	4920977	Employment Practices Liability	$25,000,000	National Union Fire Insurance Company

06/13/05-06	68028576	Side A Excess DIC	$25,000,000 xs $65,000,000	Federal Insurance

06/13/05-06	RCN505800-00	Excess Directors & Officers Liability	$10,000,000 xs $55,000,000	Axis

06/13/05-06	DOC5896062-00	Excess Directors & Officers Liability	$15,000,000 xs $40,000,000	Zurich

06/13/05-06	00 DA 0137749-05	Excess Directors & Officers Liability	$15,000,000 xs $25,000,000	Twin City Fire Insurance Company

06/13/05-06	202010015	Special Risk	$20,000,000	Liberty Insurance Underwriters

06/13/03-06	104150365	ERISA Bond	$1,000,000	Travelers

05/12/05-06	38SBMBM5494	Bus. Liab. – Utica Square Merchants	$500,000/$1,000,000	Hartford

MARSH INC.	Page 2